UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 25, 2016

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 27, 2016, Twitter, Inc. (the “Company”) announced its financial results for the quarter ended September 30, 2016 by issuing a letter to its shareholders and a press release. In its shareholder letter and press release, the Company also announced that it would be holding a conference call on October 27, 2016 to discuss its financial results for the quarter ended September 30, 2016. The full text of the Company’s letter to its shareholders and its press release are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information furnished pursuant to Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 25, 2016, the Board of Directors of the Company approved a restructuring and reduction in force plan of up to approximately 9% of the Company’s positions globally. The restructuring will allow the Company to continue to fully invest in its highest priorities, while eliminating investment in non-core areas and driving toward greater efficiency.  Over time, the Company will look at investments in additional areas, as justified by expected returns and business results.

The Company estimates it will incur approximately $10 million to $20 million of cash expenditures, substantially all of which will be severance costs, and $5 million to $10 million of non-cash expenditures primarily consisting of stock-based compensation expense. The Company expects to recognize most of these pre-tax workforce related restructuring charges in the quarter ended December 31, 2016.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Letter to Shareholders dated October 27, 2016.
99.2	Press release issued by Twitter, Inc. dated October 27, 2016.

Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Forward-looking statements in this Form 8-K include, but are not limited to, estimates of employee headcount reductions, cash as well as non-cash expenditures and total restructuring expense that may be incurred by the Company in connection with the restructuring plan. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could contribute to such differences include the Company’s ability to implement the restructuring in various jurisdictions; possible changes in the size and components of the expected costs and charges associated with the restructuring; risks associated with the Company’s ability to achieve the benefits of the restructuring; and the risks more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the Securities and Exchange Commission. The forward-looking statements in this Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.
By:	/s/ Vijaya Gadde
Vijaya Gadde
General Counsel & Secretary

Date: October 27, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter to Shareholders dated October 27, 2016.
99.2	Press release issued by Twitter, Inc. dated October 27, 2016.